EXHIBIT 3.2

                                     BYLAWS

                                       OF

                          PEOPLES BANCORPORATION, INC.

                          A South Carolina Corporation

                              ARTICLE ONE: OFFICES

     1.01 Registered Office and Agent. The registered office and registered agent of Peoples Bancorporation, Inc. (the "Corporation") shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of South Carolina.

     1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of South Carolina, as the board of directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE TWO: SHAREHOLDERS

     2.01 Annual Meetings. An annual meeting of shareholders of the Corporation shall be held during each calendar year on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.02 Special Meetings. A special meeting of the shareholders may be called at any time by the president, the chairman of the board of directors, a majority of the board of directors, or the holders of not less than ten percent (10%) of all shares entitled to vote at such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

     2.03 Place of Meetings. All annual and special meetings of shareholders shall be held at the registered office of the Corporation unless another place of meeting is approved by the president and the board of directors and such other place of meeting is designated in the notice of meeting.

     2.04 Notice. Written or printed notice stating the place, day, and hour of each meeting of shareholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the chairman of the board of directors, the secretary , or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

     2.05 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the articles of incorporation, or these bylaws.

     2.06 Majority Vote; Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the articles of incorporation, or these bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question.


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     2.07  Method of Voting;  Proxies.  Every  shareholders  of record  shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name on the original stock transfer books of the Corporation except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. Such books shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid at any meeting of shareholders other than the next meeting. Every proxy shall be dated as of its execution and no proxy shall be undated or post-dated. Each proxy shall be revocable unless otherwise made irrevocable by law.

     2.08 Closing of Transfer Books; Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any reconvening thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the

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particular  action requiring such  determination of shareholders is to be taken.
If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or entitled to receive payment of a dividend, the date on which the resolution of the board of directors declaring such action is adopted shall be the record date for such determination of shareholders.

     2.09 Presiding Officials at Meetings. Unless some other person or persons are elected by a vote of a majority of the shares then entitled to vote at a meeting of shareholders, the president shall preside at and the secretary shall prepare minutes of each meeting of shareholders.

                            ARTICLE THREE: DIRECTORS

     3.01 Management. The business and affairs of the Corporation shall be managed by the board of directors, subject to the restrictions imposed by law, the articles of incorporation, or these bylaws.

     3.02 Number; Election; Term; Qualification. The number of directors which shall constitute the board of directors shall be determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than nine. The board of directors shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve a term of three years.

     3.03 Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors. The term "cause" shall be limited to fraudulent or dishonest acts, or gross abuse of authority in discharge of duties to the Corporation and shall be established after written notice of specific charges and opportunity to meet and refute such charges.

     3.04 Vacancies; Increases in Number. Any vacancy occurring in the board of directors (by death, resignation or removal for cause or through an increase in the number of directors in any class, or otherwise) may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected to serve until the next election of the class for which such director shall have been chosen, and until his successor has been duly elected and qualified.

     3.05 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary.

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     3.06 Regular  Meetings.  Regular  meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by resolution of the board of directors and communicated to all directors.

     3.07 Special Meetings. A special meeting of the board of directors shall be held whenever called by the chairman of the board of directors, by the president, or by any two directors. The directors calling any special meeting shall cause notice of such special meeting to be given to each director at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting unless the purpose is to vote upon adopting, amending or repealing the bylaws of the Corporation. Special meetings shall be held at the registered office of the Corporation unless another place for the meeting is approved by resolution of the board of directors and such other place of meeting is designated in the notice of meeting.

     3.08 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the vote of a different number is required by the articles of incorporation or these bylaws.

     3.09 Procedure; Minutes. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time. The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

     3.10 Compensation. Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefrom.

     3.11 Amendment of the Article. The board of directors may not alter, amend or repeal this article, or adopt any new provisions which would limit its effect. The shareholders may alter, amend or repeal this article, or adopt any new provisions which would limit its effect, only upon the approval of at least 80% of the outstanding voting shares of the Corporation.

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                            ARTICLE FOUR: COMMITTEES

     4.01 Designation. The board of directors may by resolution adopted by a majority of the entire board of directors designate executive and other committees.

     4.02 Number; Qualification; Term. Each committee shall consist of two or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased from time to time by resolution adopted by a majority of the entire board of directors, but may not be decreased to fewer than two members. Each committee member shall serve as such until the expiration of his term as a director or his earlier resignation, unless sooner removed as a committee member or as a director.

     4.03 Authority. The executive committee, unless expressly restricted in the resolution adopted by a majority of the entire board of directors establishing the executive committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. Each other committee, to the extent expressly provided for in the resolution adopted by a majority of the entire board of directors establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. However, no committee shall have the authority of the board of directors in reference to:

          (a) amending the articles of incorporation;

          (b) approving a plan of merger or consolidation or exchange;

          (c) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

          (d) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

          (e) amending, altering, or repealing these bylaws or adopting new bylaws;

          (f) filling vacancies in or removing members of the board of directors or any of its committees;

          (g) electing or removing officers;

          (h) declaring dividends or other corporate distributions;


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          (i) altering or  repealing  any  resolution  of the board of directors which by its terms  provides that it shall not be amendable or  repealable;
     and

          (j) authorizing or approving reacquisition of shares, except according to a formula or method prescribed by the board of directors.

In the resolution adopted by a majority of the entire board of directors establishing an executive or other committee, the board of directors may expressly authorize such committee to authorize the issuance of shares of the Corporation.

     4.04 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. However, a committee member may be removed by the board of directors only if, in the judgment of the board of directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.05 Regular Meetings. Regular meetings of any committee may be held without notice at such times and places designated from time to time by resolution of the and communicated to all committee members.

     4.06 Special Meetings. A special meeting of any committee may be held whenever called by any committee member at such time and place as such committee member shall designate in the notice of such special meeting. The committee member calling any special meeting shall cause notice of such special meeting to be given to each committee member at least twelve (12) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.07 Quorum; Majority Vote. At all meetings of any committee, a majority of the number of committee members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the vote of a different number is required by the articles of incorporation or these bylaws.

     4.08 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to

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the secretary of the Corporation for placement in the minute books of the Corporation.

     4.09 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

              ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

     5.01 Notice. Whenever by law, the article of incorporation, or these bylaws, notice is required to be given to any shareholders, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (a) in person, (b) in writing, by mail, (c) except in the case of a shareholder, by telegram, telex, cable, telecopies, or similar means, or (d) by any other method permitted by law. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, director, or committee member at his address as it appears on the books of the Corporation or, in the case of a shareholder, on the stock transfer records of the Corporation or at such other place as such shareholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.

     5.02 Waiver of Notice. Whenever by law, the articles of incorporation, or these bylaws, any notice is required to be given to any shareholder, director, or committee member of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of stating his objection, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     5.03 Action Without Meeting. Any action which may be taken, or is required by law, the articles of incorporation, or these bylaws to be taken, at a meeting of shareholders, directors, or committee members may be taken without a meeting if a consent in

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writing,  setting  forth  the  action  so  taken,  shall be signed by all of the shareholders, directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of such shareholders, directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of South Carolina or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each shareholder, director, or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.

                     ARTICLE SIX: OFFICERS AND OTHER AGENTS

     6.01 Number; Titles; Election; Term. The Corporation shall have a president, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the board of directors shall determine), a secretary, a treasurer, and such other officers and agents as the board of directors may deem desirable. The board of directors shall elect a president, vice president, treasurer and secretary at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists. The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the board of directors electing or appointing an officer or agent, his term of office shall extend to and expire at the meeting of the board of directors following the next annual meeting of shareholders or, if earlier, at his death, resignation, or removal. Any two or more offices may be held by the same person, except that the president and the secretary shall not be the same person. No officer or agent need be a shareholder, a director, a resident of the State of South Carolina, or a citizen of the United States.

     6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, only if, in the judgment of the board of directors, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.03 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the board of directors.

     6.04 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolutions of the board of directors not inconsistent with these bylaws.

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     6.05  Compensation.  The compensation,  if any, of officers shall be fixed, increased, or decreased from time to time by the board of directors; provided, that the board of directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.

     6.06 Chairman of the Board. The chairman of the board, if any, shall be an officer of the Corporation and, subject to the direction of the board of directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the board of directors.

     6.07 President. The president shall be the chief executive officer of the Corporation and, subject to the supervision of the board of directors, shall have general management of the business and affairs of the Corporation in the ordinary course of its business with all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of the employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officers. The president shall see that all orders and resolutions of the board of directors are carried into effect and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

     6.08 Vice Presidents. Each vice president shall have such powers and duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer's absence or inability to act.

     6.09 Treasurer. The treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors The treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. Additionally, the treasurer shall have the power to endorse for deposit, collection or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The treasurer

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shall  perform such other duties as may be  prescribed  from time to time by the board of directors or as may be delegated from time to time by the president.

     6.10 Assistant Treasurers. Each assistant treasurer shall perform such duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president. The assistant treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant treasurer continuously) shall exercise the powers of the treasurer during that officer's absence or inability to act.

     6.11 Secretary. The secretary shall maintain minutes of all meetings of the board of directors, of any committee, and of the shareholders or consents in lieu of such minutes in the Corporation's minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary may sign with the president, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The secretary shall have charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The secretary shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

     6.12 Assistant Secretaries. Each assistant secretary shall perform such duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president. The assistant secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant secretary continuously) shall exercise the powers of the secretary during that officer's absence or inability to act.


                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

     7.01 Certificates for Shares. The certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation's designated transfer agent, if any, and shall state the shareholder's name, the number of shares, and such other matters as may be required by law. The certificates shall be signed by the president or any vice president and also by the secretary or any assistant secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar,

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either  of which is other  than the  Corporation  itself or an  employee  of the
Corporation, the signatures of the foregoing officers may be a facsimile.

     7.02 Lost, Stolen, or Destroyed Certificates. A shareholder whose certificate has been lost or destroyed may replace it in accordance with provisions of the Uniform Commercial Code in effect in this State. When a certificate has been lost, destroyed, or stolen, and the shareholder of records fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registered a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

     7.03 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.04 Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

                     ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

     8.01 Dividends. Subject to provisions of the statutes and the articles of incorporation, dividends may be declared by the board of directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

     8.02 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders, board of directors, and any committee, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder.

     8.03 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year

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


is not fixed by the board of directors it shall be the calendar year.

     8.04 Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the board of directors.

     8.05 Resignation. A director, committee member, officer, or agent may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the president, or the secretary. Such resignation shall be effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. Unless it specifies otherwise, a resignation is effective without being accepted.

     8.06 Securities of Other Corporations. The president or any vice president of the Corporation shall have the power and authority, subject to any expressed instructions by the board of directors, to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     8.07 Amendment. The power and authority to alter, amend, or repeal these bylaws or to adopt new bylaws are concurrently vested in the board of directors and the shareholders, subject to the right of the shareholders to repeal the authority of the board of directors to alter, amend, or repeal these bylaws or to adopt new bylaws.

     8.08 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.09 Headings. The headings used in these bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these bylaws.

     The undersigned, the secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by the board of directors of the Corporation as of the 9th day of March, 1992.



                                           Joe A. Young, Secretary


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